UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

May 3, 2019

Date of Report (Date of earliest event reported)

Liberated Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55177	27-4715504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elvis Boulevard Chester, New York, 10918

(Address of principal executive offices)

Registrant’s telephone number, including area code: (845) 610-3817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On May 3, 2019, the Company and the trustee for the bankruptcy of EcoCab Portland, LLC (the “Trustee”) entered into and executed a Motion and Notice of Intent to Settle and Compromise (the “Settlement”) to settle the outstanding judgment of $179,496 plus interest, that was awarded against the Company in favor of the Trustee for certain preferential transfers EcoCab Portland, LLC made to the Company. The Settlement will become effective once approved by the United States Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberated Solutions, Inc.

Date: May 6, 2019		/s/ Brian Conway
	By:	Brian Conway
	Its:	President, Director, CEO and CFO